EXHIBIT 3.1


                            ARTICLES OF INCORPORATION

                                       OF

                        MORTGAGE DEPOT ONLINE CORPORATION


         The undersigned hereby makes, subscribes, acknowledges and files these Articles of Incorporation for the purpose of forming a corporation under the Florida General Corporation Act, and hereby adopts the following Articles of Incorporation.

                                    ARTICLE I
                                    ---------

                                      NAME

         The name of the Corporation shall be MORTGAGE DEPOT ONLINE CORPORATION.

                                   ARTICLE II
                                   ----------

                               CORPORATE DOMICILE
                               ------------------

         The Principal corporate domicile shall be 155 N.E. Spanish River Blvd., Boca Raton, Florida 33431.

                                   ARTICLE III
                                   -----------

                               NATURE OF BUSINESS
                               ------------------

         The Corporation is organized for the purposes of engaging in any activity or business permitted under the laws of the United States or of this State, more specifically set out as follows:

         1. To do all such activities and engage in all such transactions as are necessary to operate a service business.

         2. To transact any lawful business for which corporations may be Incorporated under the Florida General Corporation Act or engage in any other trade or business which can, in the opinion of the Board to Directors of the corporation, be advantageously carried on in connection with the foregoing business.

         3. To do such other things as are incidental to the foregoing or necessary or desirable in order to accomplish the foregoing.





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                                   ARTICLE IV
                                   ----------

                                  CAPITAL STOCK
                                  -------------

         1. The aggregate number of shares which the Corporation is authorized to issue is: ONE THOUSAND (1,000). Said shares shall be authorized as common stock and shall be of a single class, and shall have a par value of One Dollar ($1.00) per share.

         2. All of said stock shall be paid for in cash, patents, stocks, notes, accounts, claims, real estate or other property but not for labor or services, at a just valuation to be fixed by the Board of Directors at a meeting called for that purpose.

                                    ARTICLE V
                                    ---------

                                TERM OF EXISTENCE
                                -----------------

         The Corporation shall have perpetual existence.

                                   ARTICLE VI
                                   ----------

                           INITIAL BOARD OF DIRECTORS
                           --------------------------

         The initial Board of Directors shall consist of one (1) director. The number of Directors may be increased or decreased from time to time by the Bylaws, but shall never be less than one.

         The original Board of Directors shall consist of Byron Webb whose address is 155 N.E. Spanish River Blvd., Boca Raton, FL 33431.

                                   ARTICLE VII
                                   -----------

                                  INCORPORATOR
                                  ------------

         The name and street address of the incorporator to these Articles of Incorporation is Byron Webb whose address is 155 N.E. Spanish River Blvd., Boca Raton, FL 33431.

                                  ARTICLE VIII
                                  ------------

                            INITIAL REGISTERED AGENT
                            ------------------------

                         AND OFFICE OF REGISTERED AGENT
                         ------------------------------

         The street address of the initial registered office of the Corporation is 155 N.E. Spanish River Blvd., Boca Raton, FL 3343.


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                                   ARTICLE IX
                                   ----------

                         SHAREHOLDER'S MANAGEMENT POWERS
                         -------------------------------

         All corporate powers shall be exercised by or under the authority of, and business affairs of the Corporation shall be managed under the direction of the Board of Directors, with the exception of those matters specifically set forth in the Bylaws of this Corporation.

                                    ARTICLE X
                                    ---------

                                    AMENDMENT
                                    ---------

         The Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation, or any Amendment thereto, and any right conferred upon the shareholders is subject to this reservation.

         IN WITNESS OF THE FOREGOING, the undersigned incorporator has executed these Articles of Incorporation this 10th day of May, 1999.


                                              /S/ Byron Webb
                                              ----------------------------------
                                                  Byron Webb




STATE OF FLORIDA

COUNTY OF PALM BEACH

         I HEREBY CERTIFY that on this 10th day of May, 1999, personally appeared before me, Byron Webb, who acknowledged before me that he executed the foregoing Articles of Incorporation for the uses and purposes therein expressed.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the County and State aforesaid and the date first above written.


                                                         John S. Van Der Lyn
                                                     ---------------------------
                                                           Notary Public




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        CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR SERVICE
          OF PROCESS WITHIN THE STATE OF FLORIDA, AND DESIGNATING AGENT
                        UPON WHOM PROCESS MAY BE SERVED.

         Pursuant to Chapter 48.091, Florida Statutes, the following is set forth in compliance with said statute:

         First: that MORTGAGE DEPOT ONLINE CORPORATION desiring to organize under the laws of the State of Florida with its principal office as set forth in the Articles of Incorporation, and has named Byron Webb of 155 N.E. Spanish River Blvd., Boca Raton, FL 33431, as its Agent to Accept Service of Process for the Corporation within the State of Florida.

         Second: Having been named to Accept Service of Process for the above-named Corporation at the place designated in this certification, I hereby accept to act in this capacity and agree to comply with the provisions of the above Statute relative to keeping open said office.


                                        /S/ Byron Webb
                                        ----------------------------------------
                                        Byron Webb, Registered Agent


STATE OF FLORIDA

COUNTY OF PALM BEACH

         Sworn to and subscribed before me this 10th day of May, 1999, A.D.

                                        /S/ John S. Van der Lyn
                                        ----------------------------------------
                                        Notary Public, State of Florida at Large





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